The Providence Service Corporation Reports First Quarter 2019

Highlights for the First Quarter of 2019:

•	Revenue from continuing operations of $367.8 million, a 9.2% increase from the first quarter of 2018

•	Income from continuing operations, net of tax, of $1.3 million, or $0.02 per diluted common share

•	Adjusted Net Income of $6.6 million and Adjusted EPS of $0.37

•	Adjusted EBITDA of $12.2 million

•	Change in segments as a result of the substantially complete organization consolidation

ATLANTA, GA – May 8, 2019 – The Providence Service Corporation (the “Company” or “Providence”) (Nasdaq: PRSC), today reported financial results for the three months ended March 31, 2019.

"The first quarter saw strong revenue growth of 9.2% compared to the first quarter of 2018," stated Carter Pate, Interim Chief Executive Officer. He continued, "During the quarter, the LogistiCare team has been focused on execution. Not only is the Company undergoing a transformation with the substantially completed organization consolidation, the team has also been busy with the integration of Circulation. We are already starting to see early success with several key operational milestones and have received strong customer interest not only within our core Medicaid market where several large payors recently awarded us national contracts, but we are also making headway into adjacent markets including the Medicare Advantage and Healthcare Facilities markets. On the margin side, as is the case usually with the beginning of the year, utilization can be unpredictable driven by a number of seasonal factors. While we saw less inclement weather benefit compared to prior years, we also saw shifts in membership behavior as payors updated their membership lists and covered benefits for the year. These changes can have impacts on overall contract profitability in the short-term. However, once a trend fully emerges we are generally able to bring contractual rates in line with costs.  We remind investors that these contract adjustments may take a number of quarters to secure, which is why we believe that the business should be measured over a full year. Related to our minority investment in Matrix, the core in-home assessment business delivered strong results compared to our internal expectations as the Matrix team has been able to drive new logo revenue growth. Overall, we believe Providence is still on target for the year. In terms of our long-term outlook, we remain confident in the value generated from the Circulation acquisition and still expect to achieve run-rate savings of $25 million by the end of next year."

Organizational Consolidation and Change in Segments

Beginning January 1, 2019, as the organizational consolidation was substantially complete, our former Corporate and Other segment was combined with the NET Services segment.

First Quarter 2019 Results

For the first quarter of 2019, the Company reported revenue of $367.8 million, an increase of 9.2% from $336.7 million in the first quarter of 2018.

Operating income was $3.4 million, or 0.9% of revenue, in the first quarter of 2019, compared to $12.1 million, or 3.6% of revenue, in the first quarter of 2018. Income from continuing operations, net of tax, in the first quarter of 2019 was $1.3 million, or $0.02 per diluted common share, compared to income from continuing operations net of tax of $7.4 million, or $0.42 per diluted common share, in the first quarter of 2018. Income from continuing operations, net of tax, in the first quarters of 2019 and 2018 include restructuring and related charges of $2.8 million and $1.3 million, respectively, and transactions costs of $1.4 million and less than $0.1 million, respectively.

Adjusted EBITDA was $12.2 million, or 3.3% of revenue, in the first quarter of 2019, compared to $17.0 million, or 5.0% of revenue, in the first quarter of 2018.

Adjusted Net Income in the first quarter of 2019 was $6.6 million, or $0.37 per diluted common share, compared to $10.9 million, or $0.64 per diluted common share, in the first quarter of 2018.

The quarter-over-quarter increase in revenue was primarily due to a new state contract in West Virginia and new managed care organization ("MCO") contracts in Minnesota and Illinois, higher utilization across multiple not at-risk and reconciliation contracts and the addition of Circulation which contributed $9.4 million of revenue. These increases were partially offset by the impact of contracts we no longer serve, including a state contract in Rhode Island and certain MCO contracts in Louisiana.

Adjusted EBITDA decreased in the first quarter of 2019 due to the impact of increased transportation costs as well as increased utilization across multiple contracts. In addition, the Company benefited from favorable adjustments in the first quarter of 2018, whereas the first quarter of 2019 included fewer favorable one-time negotiated contract adjustments somewhat offsetting higher operational expenses due to inclusion of our Circulation acquisition.

Matrix Investment (Equity Investment)

For the first quarter of 2019, Providence recorded a loss in equity earnings of $1.7 million related to its Matrix Investment compared to a loss of $2.3 million for the first quarter of 2018.

As Providence’s interest in Matrix is accounted for as an equity method investment, the following numbers are not included within the Company’s consolidated results of operations. For the first quarter of 2019, Matrix’s revenue was $67.0 million, a decrease of 0.7% from $67.4 million in the first quarter of 2018. Matrix’s operating income was $0.6 million for the first quarter of 2019, compared to an operating loss of $0.8 million, for the first quarter of 2018.

Matrix's net loss was $4.5 million for the first quarter of 2019, compared to net loss of $8.5 million for the first quarter of 2018. Matrix’s Adjusted EBITDA was $14.0 million, or 20.8% of revenue, for the first quarter of 2019, compared to $14.2 million, or 21.1% of revenue, in the first quarter of 2018.

The year-over-year revenue decline for the first quarter of 2019 was related to lower HealthFair mobile visit volume, partially offset by growth in volumes in Matrix's core in-home assessment business. Adjusted EBITDA decreased year-over-year primarily due to lower HealthFair revenue, partially offset by the reduction of HealthFair direct costs and higher volume related to Matrix's core in-home assessment business.

As of March 31, 2019 and March 31, 2018, Providence's ownership interest in Matrix was 43.6%.

Investor Presentation and Conference Call

Providence will hold a conference call to discuss its financial results on Thursday, May 9, 2019 at 8:00 a.m. ET. An investor presentation has been prepared to accompany the conference call and can be found on the Company’s website (investor.prscholdings.com.). To access the call, please dial:

US toll-free: 1 (844) 244 3865
International: 1 (518) 444 0681
Passcode: 6448159

Replay (available until May 16, 2019):
US toll-free: 1 (855) 859 2056
International: 1 (404) 537 3406
Passcode: 6448159

You may also access the conference call via webcast at investor.prscholdings.com, where the call also will be archived.

About Providence

The Providence Service Corporation, through its fully-owned subsidiary LogistiCare Solutions, LLC, is the nation's largest manager of non-emergency medical transportation programs for state governments and managed care organizations. Its range of services includes call center management, network credentialing, vendor payment management and non-emergency medical transport management. The Company also holds a minority interest in Matrix Medical Network which provides a broad array of assessment and care management services to individuals that improve health outcomes and health plan financial performance. For more information, please visit prscholdings.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release includes EBITDA and Adjusted EBITDA for the Company and its segments, and Adjusted Net Income and Adjusted EPS for the Company, which are performance measures that are not recognized under GAAP. EBITDA is defined as income (loss) from continuing operations, net of taxes, before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before certain items, including (as applicable): (1) restructuring and related charges, including costs related to our corporate reorganization, (2) equity in net loss of investee, (3) certain litigation related expenses, settlement income or other negotiated settlements relating to certain matters from prior periods and (4) certain transaction and related costs. Adjusted Net Income is defined as income (loss) from continuing operations, net of tax, before certain items, including (1) restructuring and related charges, (2) equity in net loss of investee, (3) certain litigation related expenses, settlement income or other negotiated settlements relating to certain matters from prior periods, (4) gain or loss on sale of equity investments, (5) excess tax charges associated with long-term incentive plans, (6) certain transaction and related costs, (7) the income tax impact of such adjustments and (8) asset impairment charges. Adjusted EPS is calculated as Adjusted Net Income less (as applicable): (1) dividends on convertible preferred stock and (2) income allocated to participating stockholders, divided by the diluted weighted-average number of common shares outstanding. We utilize these non-GAAP performance measures, which exclude certain expenses and amounts, because we believe the timing of such expenses is unpredictable and not driven by our core operating results, and therefore render comparisons with prior periods as well as with other companies in our industry less meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net loss in equity investee is excluded from these measures, as we do not have the ability to manage these ventures, allocate resources within the ventures, or directly control their operations or performance.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation from or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, our continuing relationship with government entities and our ability to procure business from them, our ability to manage growing and changing operations, the implementation of healthcare reform law, government budget changes and legislation related to the services that we provide, our ability to renew or replace existing contracts that have expired or are scheduled to expire with significant clients, and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact
Bryan Wong – Investor Relations
(404) 888-5902

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Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Statements of Operations
(in thousands except share and per share data)

	Three months ended March 31,
	2019	2018

Service revenue, net	$367,815	$336,696

Operating expenses:
Service expense	340,498	303,115
General and administrative expense	19,401	17,898
Depreciation and amortization	4,475	3,580
Total operating expenses	364,374	324,593
Operating income	3,441	12,103

Other expenses (income):
Interest expense, net	303	326
Other income	(66)	—
Equity in net loss of investee	1,656	2,344
Income from continuing operations before income taxes	1,548	9,433
Provision for income taxes	234	2,010
Income from continuing operations, net of tax	1,314	7,423
Loss from discontinued operations, net of tax	(732)	(1,697)
Net income	582	5,726
Net income from discontinued operations attributable to noncontrolling interest	—	(296)
Net income attributable to Providence	$582	$5,430

Net (loss) income attributable to common stockholders	$(535)	$3,497

Basic earnings (loss) per common share:
Continuing operations	$0.02	$0.42
Discontinued operations	(0.06)	(0.15)
Basic earnings (loss) per common share	$(0.04)	$0.27

Diluted earnings (loss) per common share:
Continuing operations	$0.02	$0.42
Discontinued operations	(0.06)	(0.15)
Diluted earnings (loss) per common share	$(0.04)	$0.27

Weighted-average number of common
shares outstanding:
Basic	12,899,714	13,105,965
Diluted	12,953,328	13,199,440

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Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$42,418	$5,678
Accounts receivable, net of allowance	150,353	147,756
Other current assets (1)	42,682	50,495
Current assets of discontinued operations (2)	4,561	7,051
Total current assets	240,014	210,980
Operating lease right-of-use assets	21,076	—
Property and equipment, net	21,809	22,965
Goodwill and intangible assets, net	159,803	161,362
Equity investments	159,546	161,503
Other long-term assets (3)	11,140	12,835
Total assets	$613,388	$569,645

Liabilities, redeemable convertible preferred stock and stockholders' equity
Current liabilities:
Current portion of operating lease liabilities	$7,763	$—
Current portion of long-term obligations	650	718
Other current liabilities (4)	161,435	138,908
Current liabilities of discontinued operations (2)	1,621	3,257
Total current liabilities	171,469	142,883
Long-term obligations, less current portion	276	353
Operating lease liabilities, less current portion	14,603	—
Other long-term liabilities (5)	34,712	38,019
Total liabilities	221,060	181,255

Mezzanine and stockholders' equity
Convertible preferred stock, net	77,392	77,392
Stockholders' equity	314,936	310,998
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$613,388	$569,645

(1) Comprised of other receivables, prepaid expenses and other and short-term restricted cash.
(2) Comprised of assets or liabilities primarily related to WD Services' former Saudi Arabian operation.
(3) Comprised of other assets and long-term restricted cash.
(4) Comprised of accounts payable, accrued expenses, accrued transportation costs, deferred revenue and reinsurance and related liability reserves.
(5) Includes other long-term liabilities and deferred tax liabilities.

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Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands) (1)

	Three months ended March 31,
	2019	2018
Operating activities
Net income	$582	$5,726
Depreciation and amortization	4,475	6,798
Stock-based compensation	2,103	933
Equity in net loss of investee	1,656	2,321
Other non-cash items	(580)	(876)
Changes in working capital	30,595	10,716
Net cash provided by operating activities	38,831	25,618
Investing activities
Purchase of property and equipment	(1,682)	(4,987)
Net cash used in investing activities	(1,682)	(4,987)
Financing activities
Preferred stock dividends	(1,087)	(1,089)
Repurchase of common stock, for treasury	(217)	(37,167)
Proceeds from common stock issued pursuant to stock option exercise	2,557	9,301
Other financing activities	(145)	(1,304)
Net cash provided by (used in) financing activities	1,108	(30,259)
Effect of exchange rate changes on cash	—	115
Net change in cash and cash equivalents	38,257	(9,513)
Cash, cash equivalents and restricted cash at beginning of period	12,367	101,606
Cash, cash equivalents and restricted cash at end of period (2)	$50,624	$92,093
(1) Includes both continuing and discontinued operations.
(2) Includes restricted cash of $3.9 million at March 31, 2019 and restricted cash of $5.9 million at March 31, 2018.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Three months ended March 31, 2019
	NET Services	Matrix Investment	Total Continuing Operations

Service revenue, net	$367,815	$—	$367,815

Operating expenses:
Service expense	340,498	—	340,498
General and administrative expense	19,401	—	19,401
Depreciation and amortization	4,475	—	4,475
Total operating expenses	364,374	—	364,374

Operating income	3,441	—	3,441

Other expenses (income):
Interest expense, net	303	—	303
Other income	(66)	—	(66)
Equity in net loss of investee	—	1,656	1,656
Income (loss) from continuing
operations, before income tax	3,204	(1,656)	1,548
Provision (benefit) for income taxes	572	(338)	234
Income (loss) from continuing operations, net of taxes	2,632	(1,318)	1,314

Interest expense, net	303	—	303
Provision (benefit) for income taxes	572	(338)	234
Depreciation and amortization	4,475	—	4,475

EBITDA	7,982	(1,656)	6,326

Restructuring and related charges (1)	2,812	—	2,812
Transaction costs (2)	1,388	—	1,388
Equity in net loss of investee	—	1,656	1,656
Litigation expense	9	—	9

Adjusted EBITDA	$12,191	$—	$12,191
(1) Restructuring and related charges include severance costs of $1,026 and organizational consolidation costs of $1,786.
(2) Transaction costs related to the integration of Circulation and certain transaction-related expenses.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Three months ended March 31, 2018
	NET Services	Matrix Investment	Total Continuing Operations

Service revenue, net	$336,696	$—	$336,696

Operating expenses:
Service expense	303,115	—	303,115
General and administrative expense	17,898	—	17,898
Depreciation and amortization	3,580	—	3,580
Total operating expenses	324,593	—	324,593

Operating income	12,103	—	12,103

Other expenses:
Interest expense, net	326	—	326
Equity in net loss of investee	—	2,344	2,344
Income (loss) from continuing
operations, before income tax	11,777	(2,344)	9,433
Provision (benefit) for income taxes	2,528	(518)	2,010
Income (loss) from continuing operations, net of taxes	9,249	(1,826)	7,423

Interest expense, net	326	—	326
Provision (benefit) for income taxes	2,528	(518)	2,010
Depreciation and amortization	3,580	—	3,580

EBITDA	15,683	(2,344)	13,339

Restructuring and related charges (1)	1,271	—	1,271
Transaction costs	35	—	35
Equity in net loss of investee	—	2,344	2,344

Adjusted EBITDA	$16,989	$—	$16,989

(1) Restructuring and related charges include value enhancement implementation initiative costs of $823 for NET Services and organizational consolidation costs of $448.

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Providence Service Corporation

The Providence Service Corporation
Summary Financial Information of Equity Investment in Matrix Medical Network (1)
(in thousands)
(Unaudited)

	Three months ended March 31,
	2019		2018
Revenue	$66,983		$67,429
Operating expense (2)	55,220		59,166
Depreciation and amortization	11,208		9,052
Operating income (loss)	555		(789)

Interest expense	6,392		10,343
Benefit for income taxes	(1,351)		(2,614)
Net loss	(4,486)		(8,518)

Interest	43.6%		43.6%
Net loss - Equity Investment	(1,952)		(3,716)
Management fee and other	296	(3)	1,372	(4)
Equity in net loss of investee	$(1,656)		$(2,344)

Net Debt (5)	$297,046

(1)	The results of our equity method investment are excluded from the calculation of Providence's Adjusted EBITDA and Adjusted Net Income.

(2)	Excludes depreciation and amortization.

(3)	Includes amounts relating to management fees due from Matrix to Providence of $296.

(4)	Includes amounts relating to management fees due from Matrix to Providence of $1,432 less Providence share-based compensation expense of $60.

(5)	Represents cash of $30,479 and debt of $327,525 on Matrix's standalone balance sheet as of March 31, 2019.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA: Matrix Medical Network (1)(2)(5)
(in thousands) (Unaudited)

	Three months ended March 31,
	2019	2018
Revenue	$66,983	$67,429
Operating expense (3)	55,220	59,166
Depreciation and amortization	11,208	9,052
Operating income (loss)	555	(789)

Interest expense	6,392	10,343
Benefit for income taxes	(1,351)	(2,614)
Net loss	(4,486)	(8,518)

Depreciation and amortization	11,208	9,052
Interest expense	6,392	10,343
Benefit for income taxes	(1,351)	(2,614)
EBITDA	11,763	8,263
Management fees (4)	660	3,057
Acquisition costs	—	2,169
Integration costs	1,483	727
Transaction costs	45	6
Adjusted EBITDA	$13,951	$14,222

(1) Matrix's Adjusted EBITDA is not included within Providence's Adjusted EBITDA in any period presented.
(2) Providence accounts for its proportionate share of Matrix's results using the equity method.
(3) Excludes depreciation and amortization.
(4) Management fees in the first three months of 2018 include fees earned in association with the acquisition of HealthFair.
(5) 2018 includes the results of HealthFair since the date of acquisition on February 16, 2018.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Net Income per Common Share:
(in thousands, except share and per share data)
(Unaudited)

	Three months ended March 31,
	2019	2018

Income from continuing operations, net of tax	$1,314	$7,423

Restructuring and related charges (1)	3,030	1,271
Transaction costs (2)	1,388	35
Equity in net loss of investee	1,656	2,344
Intangible amortization expense	1,559	730
Litigation expense	9	—
Tax effected impact of adjustments	(2,352)	(932)

Adjusted Net Income	6,604	10,871

Dividends on convertible preferred stock	(1,087)	(1,089)
Income allocated to participating securities	(744)	(1,303)

Adjusted Net Income available to common stockholders	$4,773	$8,479

Adjusted EPS	$0.37	$0.64

Diluted weighted-average number of common shares outstanding	12,953,328	13,199,440

(1) Restructuring and related charges are related to severance costs, as well as costs related to the organizational consolidation. See the above Adjusted EBITDA tables for details of these charges for each period presented.
(2) Transaction costs relate to the integration of Circulation and certain transaction-related expenses.

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